Exhibit 10.21

     FORM OF WARRANT ORIGINALLY ISSUED TO DUNWOODY BROKERAGE SERVICES, INC.


          THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

          VOID AFTER 5:00 P.M. EASTERN TIME ON FEBRUARY 10, 2005 ("EXPIRATION DATE").


                            URSUS TELECOM CORPORATION

                      WARRANT TO PURCHASE ______ SHARES OF
            COMMON STOCK, PAR VALUE $0.01 PER SHARE ("COMMON STOCK")

     For VALUE RECEIVED, ____________________________________ ("Warrantholder"),
is entitled to purchase, subject to the provisions of this Warrant, from Ursus Telecom Corporation, a Florida corporation ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date, at an exercise price per share equal to $_____ (the exercise price in effect being herein called the "Warrant Price"), _____ shares ("Warrant Shares") of Common Stock. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

          Section 1. REGISTRATION. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

          Section 2. TRANSFERS. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from such registration; provided, however, this Warrant may only be transferred to an affiliate of the Warrantholder. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

          Section 3. EXERCISE OF WARRANT. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds for the Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding seven (7) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

          Section 4. COMPLIANCE WITH THE SECURITIES ACT OF 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered, sold or transferred except as provided in this agreement and in conformity with the Securities Act, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

          Section 5. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

          Section 6. MUTILATED OR MISSING WARRANTS. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

          Section 7. RESERVATION OF COMMON STOCK. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by the Warrant. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

          Section 8. ADJUSTMENTS. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

               (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

               (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

               (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock (as defined below), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock. "Market Price" shall mean the average of the twenty-five
(25) consecutive closing bid prices of the Common Stock immediately preceding the date in question. Such adjustment shall be made successively whenever such a payment date is fixed.

               (d) If, at any time within one year of the date of issuance of this Warrant, the Company issues to an investor shares of common stock at a price (the "Issue Price") lower than $17.2, then the exercise price of the Warrant shall be adjusted to equal a price equal to 120% of the Issue Price. This subsection (d) shall no longer apply the day after the effective date of any public offering of common stock by the Company.

               The adjustments in this subsection (d) shall not apply to any of the following:

                    (i) issuances of options to acquire shares of Common Stock by the Company pursuant to the provisions of any existing shareholder-approved option or similar employee benefit plan heretofore adopted by the Company or issuances of up to 1,000,000 shares of Common Stock to directors or employees of the Company pursuant to the provisions of any subsequently adopted shareholder-approved option or similar employee benefit plan; or

                    (ii) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof; or

                    (iii) issuances by the Company of up to 2,000,000 shares of Common Stock in the aggregate during such one (1) year period so long as within the following categories: (A) the issuance by the Company of up to 750,000 shares of Common Stock during the one (1) year period as consideration for the acquisition by the Company of one or more privately held entities; (B) the issuance by the Company of up to 750,000 shares of Common Stock during the one
(1) year period as consideration for the acquisition by the Company of one or more publicly traded companies; (C) the issuance by the Company of up to 400,000 shares of Common Stock to corporate strategic partners of the Company in connection with the formation of joint ventures or marketing agreements; and (D) the issuance by the Company of up to 100,000 shares of Common Stock to consultants of the Company in consideration for services to be rendered to the Company.

               (e) An adjustment shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

               (f) In the event that, as a result of an adjustment made pursuant to Section 8(a), the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          Section 9. FRACTIONAL INTEREST. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the fractional share shall be disregarded and the number of shares to be issued upon exercise shall be the number of whole shares only.

          Section 10. BENEFITS. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

          Section 11. NOTICES TO WARRANTHOLDER. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

          Section 12. IDENTITY OF TRANSFER AGENT. The Transfer Agent for the Common Stock is Continental Stock Transfer & Trust Company. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

          Section 13. NOTICES. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  Ursus Telecom Corporation
                  440 Sawgrass Corporate Parkway
                  Sunrise, FL 33325
                  Attn:   Johannes Seefried
                          Chief Financial Officer
                  Fax:  (954) 846-7884

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 13.

          Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier services by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 13. All such notices, requests, demands, directions and other communications shall, when sent by courier be effective two
(2) days after delivery to such courier as provided and addressed as aforesaid.

          Section 14. REGISTRATION RIGHTS. The initial holder of this Warrant is entitled to the benefit of certain registration rights set forth in the Placement Agent Agreement dated February 16, 2000, between the Company and Dunwoody Brokerage Services, Inc.

          Section 15. SUCCESSORS. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

          Section 16. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed, as of the day and year first above written.


                                        URSUS TELECOM CORPORATION


                                        By: /s/
                                           ----------------------
                                            Name:
                                            Title:

                            Ursus Telecom Corporation
                              WARRANT EXERCISE FORM

To: Ursus Telecom Corporation

          This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           -------------------------------
                           Name

                           --------------------------------
                           Address

                           --------------------------------
                           --------------------------------
                           Federal Tax ID or Social Security No.

   and delivered by   / /  certified mail to the above address, or
                     / / electronically (provide DWAC Instructions:_______), or / / other (specify: _________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

          By exercising the rights represented by this Warrant, the undersigned hereby certifies that, as of the date of exercise of this Warrant, the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the undersigned.

Dated:___________________, ____

Note:  The signature must correspond with      Signature:______________________
the name of the registered holder as written
on the first page of the Warrant in every      ______________________________
particular, without alteration or enlargement     Name (please print)
or any change whatever, unless the Warrant
has been assigned.                             ______________________________
                                               ______________________________
                                                 Address

                                               ______________________________
                                                Federal Identification or
                                                Social Security No.


                                                Assignee:
                                                ______________________________
                                                ______________________________
                                                ______________________________